UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (the “Company”) is filing this report in accordance with Items 5.02 and 9.01 of Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of New Compensation Arrangements

As previously disclosed, due to the internalization of management as a result of the mergers of Apple REIT Seven, Inc. and Apple REIT Eight, Inc. with the Company on March 1, 2014 (the “Mergers”), the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company, undertook a comprehensive review of the compensation arrangements for all of the Company’s executive officers.  On May 29, 2014, acting on the recommendation of the Compensation Committee, the Board approved the following new compensation arrangements with respect to the Company’s named executive officers.

Effective March, 1, 2014, the Board approved the following 2014 base salaries for the following named executive officers:  Glade M. Knight, Executive Chairman of the Board, $350,000; Justin G. Knight, President and Chief Executive Officer, $500,000; Kristian M. Gathright, Executive Vice President, Chief Operating Officer, $472,500; and Bryan F. Peery, Executive Vice President, Chief Financial Officer, $472,500.

Additionally, the Board approved an incentive plan (the “2014 Incentive Plan”) for participants and established incentive goals for 2014. The participants in the 2014 Incentive Plan include the above-listed named executive officers.  Under the 2014 Incentive Plan, participants will be eligible to receive a bonus to be determined pursuant to a weighted average formula based on the achievement of certain performance measures.  The amounts actually payable to the participants will be determined based upon whether Company performance meets certain “threshold,” “target” or “maximum” levels for each of the performance measures.  With respect to each performance measure, results below the threshold level will result in a payment of 0% of the target bonus amount, results between the threshold and the target levels will result in a payment of 50% to 100% of the target bonus amount, results between the target and the maximum levels will result in a payment of 100% to 150% of the target bonus amount, and results above the maximum level will result in a payment of 150% of the target bonus amount.  The total bonuses for the above named officers as a group could range from 0 to 5 times the total base salaries of the group, depending on the performance of the Company.

For 2014, the Board determined that approximately 50% to 70% of the bonus for participants in the 2014 Incentive Plan would be provided through equity awards with the remainder provided as a cash bonus.   All shares issued under the 2014 Incentive Plan are expected to be issued under the Company's 2014 Omnibus Incentive Plan, described further below, and 50% of the shares will consist of unrestricted shares upon issuance with the remainder vesting at the end of 2015.

Adoption of Executive Severance Plan

On May 29, 2014, the Board, acting on the recommendation of the Compensation Committee, approved the Apple Hospitality REIT, Inc. Executive Severance Pay Plan (the “Severance Plan”).  The following named executive officers of the Company are participants in the Severance Plan: Executive Chairman of the Board, President and Chief Executive Officer, Senior Advisor (formerly President, Capital Markets, as described below), Executive Vice President, Chief Operating Officer, and Executive Vice President, Chief Financial Officer.

The Severance Plan generally provides severance or income protection benefits to participants in the event of their termination in connection with certain changes in control of the Company, including (subject to certain exceptions) (i) the acquisition by any person of securities having 20% or more of the combined voting power of the Company’s outstanding securities other than as a result of an issuance of securities initiated by the Company or open market purchases approved by the Board, or (ii) when, as the result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor’s board, within two years of the last of such transactions (each such event, a “Change in Control”).

If a participant in the Severance Plan is terminated during the one-year period commencing on the date of a Change in Control by the Company other than for Cause (as defined in the Severance Plan) or by a participant for Good Reason (as defined in the Severance Plan), such participant will be entitled to receive a lump sum cash payment equal to the sum of (i) his or her salary and any accrued paid time off through the date of termination, (ii) his or her Annual Bonus as defined in the Severance Plan , prorated for the number of days he or she worked during the year in which the termination occurred, and (iii) 2.5 times the sum of (x) his or her Annual Bonus as defined in the Severance Plan and (y) his or her annualized base salary based on the highest monthly base salary paid or payable in any month of the 12-month period immediately preceding the month in which the Change in Control occurred. Participants will also generally be entitled to receive additional benefits, including the following: (i) accelerated vesting of any and all stock incentive awards, (ii) welfare benefits (including, without limitation, medical, dental, health, disability, individual life and group life insurance benefits) for the participant and his or her family for the one-year period following termination, (iii) payment by the Company of the full premium for continuation of insurance benefits under COBRA for up to 12 months following termination, (iv) payment by the Company of life insurance premiums for 12 months if the participant elects to convert any group term life insurance to an individual policy, and  (v) payment by the Company of up to $15,000 in reasonable fees and costs charged by a nationally recognized outplacement firm.

Subject to certain exceptions, in the event that, upon or immediately after a Change in Control, a participant is offered a position with a title, responsibilities and compensation reasonably comparable to the title, responsibilities and compensation of such participant with the Company preceding the Change in Control at the successor to the Company, and the participant does not accept such position, the participant will not be entitled to any of the benefits described above. If the participant accepts such position, he or she will conclusively be deemed not to have been terminated.

In addition to the Severance Plan described herein, the Company also adopted severance plans applicable to all other employees of the Company.

The foregoing summary does not purport to be a complete statement of the terms and conditions of the Severance Plan, and is qualified in its entirety by the full terms and conditions of the Severance Plan that is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Adoption of Omnibus Plan

On May 29, 2014, the Board approved the Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan permits the grant of awards of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards to any employee, officer, or director of the Company or an affiliate of the Company, a consultant or adviser currently providing services to the Company or an affiliate of the Company, or any other person whose participation in the Omnibus Plan is determined by the Compensation Committee to be in the best interests of the Company.

The maximum number of the Company’s common shares available for issuance under the Omnibus Plan is 10,000,000 shares, and any of the shares available for issuance under the Omnibus Plan may be used for any type of award under the Omnibus Plan. During any time when the Company has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, as amended, (i) the maximum number of shares subject to options or Stock Appreciation Rights (“SARs”) that may be granted under the Omnibus Plan in a calendar year to any person is 1,000,000 shares, (ii) the maximum number of shares that may be granted in a calendar year to any person, other than pursuant to options or SARs, is 1,000,000 shares, and (iii) the maximum amount that may be paid as a cash-settled Performance-Based Award (as defined in the Omnibus Plan) for a performance period of 12 months or less to any person is $10 million and the maximum amount that may be paid as a cash-settled Performance-Based Award for a performance period of greater than 12 months to any person is $10 million.

The Omnibus Plan prohibits, without stockholder approval, (i) amendments to outstanding options or SARs to reduce the exercise price; (ii) cancelation of outstanding options or SARs in exchange for options or SARs with a lower exercise price; and (iii) cancelation of outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities, except in connection with certain corporate transactions including any stock dividend, distribution, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities or similar transaction.

The Omnibus Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of the Company’s common stock on the date of grant. The fair market value is either the closing price of the Company’s common stock (if the Company’s common stock is listed on a stock exchange) or the value of the stock as determined by the Compensation Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Internal Revenue Code (if the Company’s common stock is not listed on a stock exchange), on the date of grant.

The Board of Directors intends to submit the Omnibus Plan to the shareholders of the Company for approval no later than the Company’s 2015 annual meeting of shareholders.

The foregoing summary does not purport to be a complete statement of the terms and conditions of the Omnibus Plan, and is qualified in its entirety by the full terms and conditions of the Omnibus Plan which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.

Change in Role of Executive Officer

Effective June 2, 2014, David S. McKenney became Senior Advisor for the Company.  In this role Mr. McKenney will advise the Company on capital markets related activities, including, but not limited to, investor relations, financing activities, and corporate transactions. Mr. McKenney expects to have a reduced role with the Company going forward and to instead focus his efforts on the development of businesses unrelated to the Company.  Further information regarding Mr. McKenney, including biographical information, is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2014, and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

d. Exhibits

Exhibit No.	Description
10.1	Apple Hospitality REIT, Inc. Executive Severance Pay Plan
10.2	Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY REIT, INC.

By:      /s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

Date: June 4, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Apple Hospitality REIT, Inc. Executive Severance Pay Plan
10.2	Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan